EXHIBIT 3.1

                         FIRSTPLUS FINANCIAL GROUP, INC.

                           AMENDED AND RESTATED BYLAWS
                           ---------------------------


                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office of the Corporation shall be located at such place within the State of Nevada as the Board of Directors may determine from time to time. The initial registered office of the Corporation shall be as specified in the Articles of Incorporation of the Corporation.

         Section 2. The Corporation may also have offices at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of stockholders shall be held at the offices of the Corporation in the City of Dallas, State of Texas, or at such other place as from time to time may be designated by resolution of the Board of Directors. Special meetings of the stockholders may be held at such time and place, within or without the State of Nevada, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1996, shall be held at such time and date as may be designated by the Board of Directors, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of not less than fifty percent (50%) of all shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 4. Notices of meetings shall be in writing and signed by the chairman of the board, the president, a vice president, the secretary, an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without Nevada, where it is to be held. A copy of such notice shall be either delivered personally to, or shall be mailed postage prepaid to, each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

         Section 5. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

         Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that voting rights of any class are increased, limited or denied by the Articles of Incorporation or the Nevada General Corporation Law, as amended.

         Section 9. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the Corporation.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors that shall constitute the whole Board of Directors shall be as fixed from time to time by resolution of the Board Directors. The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2 of this article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

         Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.

         Section 5. The first meeting of each newly elected Board of Directors shall be at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the directors.

         Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 7. Special meetings of the Board of Directors may be called by the chairman of the board, the president or secretary on the written request of one director. Written notice of special meetings of the Board of Directors shall be given to each director at least one (1) day before the date of the meeting.

         Section 8. A majority of the directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

         Section 9. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees; each committee shall include at least one director of the Corporation, such other members may be natural persons who are not directors. To the extent provided in the resolution, each committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. The committees shall keep regular minutes of their proceedings and report the same to the board when required. Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

                                    ARTICLE IV
                                     NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram or facsimile.

         Section 2. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

         Section 3. Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS


         Section 1. The officers of the Corporation shall consist of a chairman of the board, a president and chief executive officer, one or more executive vice presidents, one or more vice presidents, a secretary and a treasurer, and may also include a vice-chairman of the board, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, one chief financial officer, one chief administrative officer and one chief legal officer, each of whom shall be elected by the Board of Directors. The chairman and vice-chairman of the board, if any, shall each be members of the Board of Directors, but no other officers of the Corporation need be a director. Any two or more offices may be held by the same person. Such officers shall have such powers and duties as may be prescribed by these bylaws or determined by the Board of Directors.

         Section 2. At the first meeting of the Board of Directors after each annual meeting of stockholders, the Board of Directors shall elect a president and a secretary. Such other officers and assistant officers and agents as may be deemed necessary may also be elected or appointed by the Board of Directors. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

         Section 3. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer or agent who is elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, if, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby; provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation (whether by death, resignation, removal or otherwise) shall be filled by resolution of the Board of Directors.

         Section 4. The Board of Directors shall choose a director to serve as chairman of the board. The chairman of the board shall preside at meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. In addition, the chairman of the board may sign and execute contracts, agreements, instruments and other documents on behalf of the Corporation, and may sign and execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 5. The Board of Directors may, in its discretion, choose a director to serve as vice-chairman of the board. The vice-chairman of the board, if any, shall in the absence of the chairman of the board perform the duties and exercise the powers of the chairman of the board, and shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

         Section 6. The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect and, in the absence of the chairman of the board, the president shall preside at meetings of the stockholders and the Board of Directors. The president may sign and execute contracts, agreements and other documents on behalf of the Corporation, and may sign and execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the president shall have such other powers and perform such other duties as shall be designated by the Board of Directors from time to time.

         Section 7. From time to time, the Board of Directors shall appoint one or more executive vice presidents to be senior executive vice presidents, and the senior executive vice presidents shall, in the absence or disability of the president and in the order of their seniority, perform the duties and exercise the powers of the president. Further, the executive vice presidents (other than the senior executive vice presidents) and vice presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the senior executive vice presidents, perform the duties and exercise the powers of the president. The executive vice presidents and vice presidents, if any, shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe. The assistant vice presidents, if any, shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

         Section 8. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall maintain a record of all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. The secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary, the treasurer or an assistant treasurer. In addition, the secretary may sign and execute contracts, agreements, instruments and other documents on behalf of the Corporation, and may sign and execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 9. The assistant secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

         Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 11. The assistant treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Every stockholder shall be entitled to have a certificate, signed by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholders upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and, if the Corporation shall be authorized to issue only special stock, such certificate shall set forth in full or summarize the rights of the holders of such stock.

         Section 2. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of such Corporation.

         Section  3. The Board of  Directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. The directors may prescribe a period not exceeding sixty days (60) prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty days (60) prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of its Articles of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL
         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

                      ACQUISITION OF A CONTROLLING INTEREST

         Section 6. The provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes shall not apply to the Corporation or to the acquisition of a controlling interest in the Corporation by Kevin Gates, New Freedom Mortgage Corporation, a Utah corporation, Freedom Commercial Credit LLC, a Utah limited liability company, or any of his, its or their affiliates, successors or assigns.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. These bylaws may be altered or repealed only by the Board of Directors at any regular or special meeting of the Board of Directors. The stockholders shall have no right to alter or repeal these bylaws.

         I, THE UNDERSIGNED, being the secretary of FIRSTPLUS FINANCIAL GROUP, INC., DO HEREBY CERTIFY the foregoing to be the amended and restated bylaws of said Corporation, as adopted at a meeting of the directors held on the 25th day of October, 2001.


                                          /s/ Daniel T. Phillips
                                          -------------------------------------
                                          Daniel T. Phillips, Secretary